Exhibit 31.1

CERTIFICATION

I, Stephen E. Anbinder, certify that:

l.           I have reviewed this annual report on Form 10-K/A, and all reports on Form 8-K containing distribution or servicing reports required to be filed in respect of the period covered by this report on Form 10-K/A of The National Collegiate Student Loan Trust 2005-2 (the “Exchange Act periodic reports”);

2.          Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 8-K for the period covered by this report is included in the Exchange Act periodic reports;

4.          Based on my knowledge and the servicer compliance statement included as an exhibit to this annual report, and except as disclosed in the Exchange Act periodic reports, the servicer has fulfilled its obligations under the servicing agreement; and

5.          The Exchange Act periodic reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standard based upon the report provided by an independent public accountant, after conducting a review in compliance with the attestation standards established by the American Institute of Certified Public Accountants that is included as an exhibit to this annual report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

U.S. Bank National Association, as Indenture Trustee

Pennsylvania Higher Education Assistance Agency

Date: September 29, 2005
/s/ Stephen E. Anbinder
Stephen E. Anbinder
President
National Collegiate Funding LLC